SUBORDINATED SECURED TERM NOTE NO. 2

"THIS SECURED TERM NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS SECURED TERM NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS SECURED TERM NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TRUEYOU.COM INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                                                              New York, New York
$1,000,000.00                                          (as of) December 22, 2006

                         SUBORDINATED SECURED TERM NOTE
                         ------------------------------

                  FOR VALUE RECEIVED, TRUEYOU.COM INC., a Delaware corporation the "COMPANY"), promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the "Purchaser") or its registered permitted assigns or successors in interest (together with the Purchaser, the "Holder"), the sum of One Million Dollars ($1,000,000), together with any accrued and unpaid interest hereon, on the "Maturity Date" (as defined herein) if not sooner paid.

                  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and the Purchaser (as amended, modified restated and/or supplemented from time to time, the "PURCHASE AGREEMENT").

                  The following terms shall apply to this Secured Term Note (as amended, modified, restated and/or supplemented from time to time, this "NOTE"):

                                   ARTICLE I
                         CONTRACT RATE AND AMORTIZATION

                  1.1 CONTRACT RATE. Subject to Sections 3.2 and 4.10 and in all cases of this Article I subject to the Subordination Agreement of the parties and others dated as of December 22, 2006 ("Subordination Agreement"), interest payable on the outstanding principal amount of this Note (the "PRINCIPAL AMOUNT") shall accrue at a rate per annum equal to twelve percent (12.0%) per annum (such sum being referred to as the "CONTRACT RATE"), as follows:

                  (a) Interest in the amount of six percent (6 %) per annum (the "First Interest Tranche") shall accrue during the period commencing on the date hereof and shall be payable monthly, in arrears, commencing on February 1, 2007 and on the first day of each consecutive calendar month thereafter (each, a "PAYMENT DATE") and on the Maturity Date, whether by acceleration or otherwise or, in the event of the redemption of all or any portion of the Principal Amount, accrued interest on the amount so redeemed shall be paid on the date of redemption.

                  (b) Interest in the amount of six percent per annum (the "Second Interest Tranche") shall accrue but not be payable during the period commencing on the date hereof and ending on the Maturity Date. The Second Interest Tranche shall be payable monthly, in arrears, commencing on February 1, 2007 and on each Payment Date and on the Maturity Date, whether by acceleration or otherwise or, in the event of the redemption of all or any portion of the Principal Amount, accrued interest on the amount so redeemed shall be paid on the date of redemption. Notwithstanding the foregoing, the Borrower may elect, in lieu of paying the Second Interest Tranche on a given Payment Date, to add the amount of the Second Interest Tranche that is due on such Payment Date to the Principal Amount (such added amount, the "Second Interest Amount"). If the
Borrower elects to add the Second Interest Amount to the Principal Amount outstanding on a given Payment Date, then the Borrower shall give written notice to the Holder of such election, which notice shall be received by the Holder no later than three (3) business days prior to such Payment Date.

                  (c) Interest shall be (i) calculated on the basis of a 360 day year on the unpaid Principal Amount outstanding from time to time during the applicable period.

                  1.2 MATURITY DATE. "MATURITY DATE" shall mean the earlier to occur of (i) December 22, 2009; (ii) the consummation of a private placement of equity securities of the Company resulting in net proceeds to the Company of at least $15,000,000; or (iii) A Change of Control (as defined below) shall occur with respect to the Company, unless Holder shall have expressly consented to such Change of Control in writing. A "CHANGE OF CONTROL" shall mean any event or circumstance as a result of which (i) any "Person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 50% or more on a fully diluted basis of the then outstanding voting equity interest of the Company, (ii) the Board of Directors of the Company shall cease to consist of a majority of the Company's board of directors on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment) or (iii) except for mergers, consolidations and sales permitted under the Purchase Agreement and other Related Agreements, the Company or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity.

                  1.3 PRINCIPAL PAYMENTS. Any outstanding Principal Amount, together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement, shall be due and payable on the Maturity Date.

                                   ARTICLE II
                                   REDEMPTION

                  2.1 OPTIONAL REDEMPTION IN CASH. Subject to the provisions of the Subordination Agreement, the Company may prepay this Note ("Optional Redemption") by paying to the Holder a sum of money equal to: (i) one hundred percent (100%) of the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase

Agreement or any other Related Agreement. The Company shall deliver to the Holder a written notice of redemption (the "Notice of Redemption") specifying the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be seven (7) business days after the date of the Notice of Redemption (the "Redemption Period"). On the Redemption Payment Date, the Initial Redemption Amount or the Redemption Amount, as applicable, must be paid to the Holder in good funds (i.e. wire transfer in immediately available funds, bank cashier's check, or United States Federal Reserve check) to the Holder. In the event the Company fails to pay the Initial Redemption Amount or the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void and of no further force and effect and such failure to pay shall not constitute an Event of Default hereunder.

                                  ARTICLE III
                                EVENTS OF DEFAULT

                  3.1 EVENTS OF DEFAULT. The occurrence of any of the following events set forth in this Section 3.1 shall constitute an event of default ("EVENT OF DEFAULT") hereunder:

                  (a) FAILURE TO PAY. The Company fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Company fails to pay any of the other Obligations (under and as defined in the Master Security Agreement) when due, and, in any such case, such failure shall continue for a period of three (3) business days following the date upon which any such payment was due (it being understood that no Event of Default shall occur for non-payment if required by the provisions of the Subordination Agreement).

                  (b) BREACH OF COVENANT. The Company or any of its Subsidiaries breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) business days after the occurrence thereof; provided that prior to the expiration of such fifteen (15) business day period, the Company may send a notice to the Holder notifying the Holder of such default, outlining its plan to take sufficient actions reasonably likely to cure it, and requesting that the Holder forbear from taking action on such default for a period of sixty
(60) days (a "Default Request Notice"). Upon receipt of the Default Request Notice, the Holder may, in its sole discretion, deny such request; however, in the event that the Holder either (i) expressly grants such request or (ii) has not responded to such request within three (3) business days of receipt of the Default Request Notice, the Holder shall forbear from declaring an Event of Default for such sixty-day period; PROVIDED, HOWEVER, that during such sixty-day period, the Company shall commence to cure such default within such period in accordance with such plan and shall proceed continuously in good faith and with due diligence to cure such default in accordance with such plan.

                  (c) BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation, warranty or similar factual statement made or furnished by the Company or any of its Subsidiaries in this Note, the Purchase Agreement or any other Related Agreement shall have been false or misleading in any material respect on the date as of which made or deemed made.

                  (d) DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any default (or similar term) in the observance or performance of any other agreement or condition (i) relating to any indebtedness in excess of $500,000 owed, or any guarantees or other credit support of indebtedness in excess of $500,000 provided, by the Company or any of its Subsidiaries (including, without limitation, the Permitted Indebtedness junior to this Note), or (ii) relating to any contingent obligation in excess of $500,000 owed or guaranteed by the Company or any of its Subsidiaries, in each case which shall continue without waiver beyond all applicable grace periods, and the effect of which default is to cause, or reasonably permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;

                  (e) MATERIAL ADVERSE EFFECT. Any change or the occurrence of any event which could reasonably be expected to have a Material Adverse Effect;

                  (f) BANKRUPTCY. The Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) business days of receipt of the notice of the filing thereof, or failure to have dismissed or effectively stayed to the satisfaction of the Holder in its sole discretion, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

                  (g) JUDGMENTS. Attachments or levies in excess of $500,000 in the aggregate are made upon the Company or any of its Subsidiary's assets or a judgment is rendered against the Company's property involving a liability of more than $500,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) business days from the entry thereof;

                  (h) INSOLVENCY. The Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or to continue operations of its present business;

                  (i) CHANGE OF CONTROL. A Change of Control (as defined below) shall occur with respect to the Company, unless Holder shall have expressly consented to such Change of Control in writing. A "Change of Control" shall mean any event or circumstance as a result of which (i) any "Person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
Act), directly or indirectly, of 50% or more on a fully diluted basis of the then outstanding voting equity interest of the Company, (ii) the Board of Directors of the Company shall cease to consist of a majority of the Company's board of directors on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment) or (iii) except for mergers, consolidations and sales permitted under the Purchase Agreement and other Related Agreements, the Company or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity;

                  (j) INDICTMENT PROCEEDINGS. The indictment of the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries under any criminal statute, or commencement of criminal proceedings against the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries, pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Company or any of its Subsidiaries;

                  (k)      THE PURCHASE AGREEMENT AND RELATED AGREEMENTS.

                           (A)      An Event of Default shall occur under and as
and if defined in the Purchase Agreement or any other Related Agreement.

                           (B)      The Company or any of its Subsidiaries shall
breach any term or provision of the Purchase Agreement or any other Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen (15) business days; provided that prior to the expiration of such fifteen (15) business day period, the Company may send a Default Request Notice. Upon receipt of the Default Request Notice, the Holder may, in its sole discretion, deny such request; however, in the event that the Holder either (i) expressly grants such request or (ii) has not respond to such request within three (3) business days of receipt of the Default Request Notice, the Holder shall forbear from declaring an Event of Default for such sixty-day period; PROVIDED, HOWEVER, that during such sixty-day period, the Company shall commence to cure such default within such period in accordance with such plan and shall proceed continuously in good faith and with due diligence to cure such default in accordance with such plan.

                           (C)      The  Company  or  any  of  its  Subsidiaries
attempts to terminate, challenges the validity of, or its liability under, the Purchase Agreement or any Related Agreement.

                           (D)      Any  proceeding  shall  be  brought  by  the
Company or any of its Subsidiaries to challenge the validity, binding effect of the Purchase Agreement or any Related Agreement.

                           (E)      The   Purchase   Agreement  or  any  Related
Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto).

                  (l) STOP TRADE. If at any time following the increased authorization of Common Stock contemplated by Section 6.3 of the Purchaser Agreement, any SEC stop trade order or, once the Company has become listed on a Principal Market, a Principal Market trading suspension of the Common Stock, shall be in effect for five (5) consecutive business days or five (5) business days during a period of ten (10) consecutive business days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Company shall not have been able to cure such trading suspension within thirty
(30) business days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) business days of such notice; or

                           (m)      FAILURE  TO  DELIVER   COMMON   STOCK.   The
Company's failure to deliver the instructions to the transfer agent within 1 business day and to use its best efforts to cause the transfer agent to deliver Common Stock to the Holder within three business days pursuant to and in the form required by the Warrant as required under Section 9.1(b) of the Purchase Agreement.

                  3.2 DEFAULT INTEREST. Following the occurrence and during the continuance of an Event of Default but subject to the provisions of the Subordination Agreement, the Company shall pay additional interest on this Note (i.e., in addition to the Contract Rate) in an amount equal to two percent (2.0%) per month, and all outstanding obligations under this Note, the Purchase Agreement and each other Related Agreement, including unpaid interest, shall continue to accrue interest at the Contract Rate plus such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

                  3.3 DEFAULT PAYMENT. Following the occurrence and during the continuance of an Event of Default but subject to the provisions of the Subordination Agreement, the Holder, at its option, may demand repayment in full of all obligations and liabilities owing by Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement, including, without limitation, all outstanding principal, accrued but unpaid interest, all other fees then remaining unpaid and all other amounts payable hereunder and under the Purchase Agreement and the other Related Agreements, and/or may elect, in addition to all rights and remedies of the Holder under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of the Company under the Purchase Agreement and the other Related Agreements, to accelerate the obligations and require the Company to make a Default and Acceleration Payment ("ACCELERATION PAYMENT"). The Acceleration Payment shall be equal to 15% of the outstanding principal amount of the Note. The Acceleration Payment shall be applied first to any fees due and payable to the Holder pursuant to this Note, the Purchase Agreement and/or the other Related Agreements, then to accrued and unpaid interest due on this Note and then to the outstanding principal balance of this Note. The Acceleration Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 3.3.

                                   ARTICLE IV
                                  MISCELLANEOUS

                  4.1 CUMULATIVE REMEDIES. The remedies under this Note shall be cumulative.

                  4.2 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  4.3 NOTICES. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day, (c) four (4) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or
(d) one business day after deposit on a business day in time for that evening's pickup with a nationally recognized overnight courier, with the cost of delivery prepaid or for the account of the sender, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for such Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Company or the Holder may designate by ten (10 days advance written notice to the other parties hereto.

                  4.4 AMENDMENT PROVISION. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended, modified, restated and/or supplemented from time to time, then as so amended, modified, restated and/or supplemented, and any successor instrument as such successor instrument may be amended, modified, restated and/or supplemented. This Note may not be supplemented, modified, amended, restated, waived, extended, discharged or terminated orally. This Note may only be (i) supplemented, modified, amended or restated in a writing signed by the Company and the Purchaser (or in the case of a restated or replacement note, consented to in a separate writing by the Purchaser if the Purchaser elects not to sign such note) and (ii) waived, extended, discharged or terminated in a writing signed by the Company and the Purchaser.

                  4.5 ASSIGNABILITY. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder, all solely in accordance with the Purchase Agreement. The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

                  4.6 COST OF COLLECTION. In case of any Event of Default under this Note, the Company shall pay the Holder reasonable costs of collection, including reasonable attorneys' fees.

                  4.7      GOVERNING LAW, JURISDICTION AND WAIVER OF JURY TRIAL.

                           (a)      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED
AND ENFORCED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                           (b)      THE COMPANY HEREBY  CONSENTS AND AGREES THAT
THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT

OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND
FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY FEDERAL EXPRESS OR REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY'S ACTUAL RECEIPT THEREOF OR FOUR (4) BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAILS FOR DELIVERY BY SUCH MAIL AND PROPER POSTAGE PREPAID.

                           (c)      THE  COMPANY  DESIRES  THAT ITS  DISPUTES BE
RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

                  4.8      SEVERABILITY. In the event that any provision of this
Note is finally determined to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

                  4.9 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

                  4.10 SECURITY INTEREST AND GUARANTEE. Subject to the provisions of the Subordination Agreement, the Purchaser has been granted a security interest (i) in certain assets of the Company and its Subsidiaries as more fully described in the Master Security Agreement dated as of June 30, 2006,
(ii) in the equity interests of the Companies' Subsidiaries pursuant to the Stock Pledge Agreement dated as of June 30, 2006; and (iii) in certain intellectual property of the Company and its Subsidiaries as more fully described in the Intellectual Property Security Agreement dated as of June 30, 2006 as supplemented by that certain Reaffirmation Agreement dated December ,2006. The obligations of the Company under this Note are guaranteed to the Purchaser by certain Subsidiaries of the Company pursuant to the Subsidiary Guaranty dated as of the date hereof, subject, however, to the provisions of the Subordination Agreement.

                  4.11 CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

                  4.12 REGISTERED OBLIGATION. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Company (or its agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder, or
(ii) transfer through a book entry system maintained by the Company (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

                  4.13 PROVISIONS OF THE PURCHASE AGREEMENT. This Note is the Note referred to in the Purchase Agreement and other Related Agreements.

                  4.14 ENTIRE AGREEMENT. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and supersedes and completely replaces any and all (and no party shall be liable or bound to any other in any manner by any) prior or other representations, warranties, covenants, promises, assurances or other agreements or understandings (whether written, oral, express, implied or otherwise) with regard to the subjects hereof except as specifically set forth herein.

       [Balance of page intentionally left blank; signature page follows]


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

                  IN WITNESS WHEREOF, the Company has caused this Secured Term Note to be signed in its name effective as of this 30th day of June, 2006.


                                           TRUEYOU.COM INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

SIGNATURE WITNESS:
(NOT AN ENDORSEMENT, ACCOMMODATION
OR SIGNATURE GUARANTY)





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